Exhibit 99.1

Ping Identity Reports Third Quarter 2019 Results, Provides Outlook for Full Year 2019

•	ARR was $206.7 million, up 23% from the prior year period
•	Third quarter total revenue was $61.8 million, of which 93% was subscription revenue
•	Company raised $187.5 million in Initial Public Offering

DENVER  – November 13, 2019 –  Ping Identity Holding Corp.  (“Ping Identity,” or the “Company”) (NYSE: PING), a pioneer in Intelligent Identity, today announced its financial results for the quarter ended September 30, 2019.

“Our strong third quarter results were driven by Ping Identity’s Intelligent Identity leadership in securing customer, employee, partner and IoT identities across the enterprise market, and bolstered by market-wide momentum for identity solutions that enable digital transformation and simultaneously enhance security,” said Andre Durand, Ping Identity’s founder and Chief Executive Officer. “It’s been a momentous year to date for both Ping Identity and our clients. We completed our initial public offering, successfully launched several new identity solutions for securing users, applications and APIs across the hybrid cloud, strengthened our leadership in the customer use case, and landed many new Fortune 1000 corporations. Enterprises continue to partner with Ping Identity to modernize their legacy identity systems and accelerate their cloud transformation and API first initiatives. All of this creates momentum toward our main goal, which is to enable seamless user experiences while balancing the need for security and privacy in a real-time world.”

Financial Highlights for the Third Quarter of 2019

ARR: Ending ARR in the third quarter of 2019 was $206.7 million and represented a 23% increase compared to ending ARR of $167.7 million in the same period last year. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue:  Total revenue was $61.8 million, an increase of 45%  year-over-year. Subscription revenue was $57.5 million, an increase of 49% year-over-year.

Cash Flow: Cash provided by operations was $8.5  million in the nine months ended September 30, 2019 compared to $23.7 million in the nine months ended September 30, 2018. Unlevered Free Cash Flow was $8.1 million for the nine months ended September 30, 2019,  inclusive of contingent deal consideration in the amount of $4.9 million, compared to $26.9 million in the nine months ended September 30, 2018.

Dollar-Based Net Retention Rate: For the period ended September 30, 2019, Ping Identity’s dollar-based net retention was 115%. The Company has achieved 115% or higher for each of the past eight quarters.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

•

Ping Identity recently secured a notable customer win with a large global entertainment and ticketing platform, which purchased and is implementing Ping Identity’s hybrid cloud platform to replace a homegrown solution. This is a core part of the enterprise’s digital transformation strategy to establish a more personalized relationship with their customers and a better user experience for event access.

•	Ping Identity closed the largest PingIntelligence for APIs deal in company history at over $500,000 in ARR, driving further innovation around API security.

•

The Company’s industry leadership and accomplishments have been validated recently by the likes of Gartner, KuppingerCole, InfoSec, and CRN. For example, Ping Identity currently scores 92% on ‘Willingness to Recommend’ by Gartner Peer Insights and was positioned as a Leader in Gartner’s August 2019 Magic Quadrant for Access Management.

•	Ping Identity hosted Identify conferences in Chicago, New York, Europe and Asia Pacific, and announced the launch of PingCentral to help customers automate centralized identity services.
•	Ping Identity is now a NYSE-listed company (ticker symbol: PING) after completing its IPO on September 19, raising $187.5 million. The majority of net proceeds were subsequently used to pay down debt.

“We are pleased with our strong third quarter performance, driven by our continued leadership position in the enterprise market due to the flexibility of our platform and our ability to address multi-generational IT realities,” stated Raj Dani, Chief Financial Officer of Ping Identity.  “Total ARR grew 23%  versus the prior year period,  which we believe provides the best representation of the underlying health of the business. We’ve also been able to effectively balance our commitment to invest in growth and innovation with profitability by delivering operating efficiencies that have resulted in a net loss improvement from $5.6 million in the third quarter of 2018 to a net loss of $0.6 million this quarter. Adjusted EBITDA margins were 22%  in the quarter, and year-to-date cash flows from operations as well as Unlevered Free Cash Flow were positive.  We believe there are significant whitespace opportunities within our existing customer base by adding identities and use cases and selling new solutions,  as we further penetrate an overall  $25 billion market opportunity for Identity Access Management software and hybrid cloud solutions.”

Fourth Quarter Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter and fiscal year ending December 31, 2019:

•	Quarter Ending December 31, 2019:

Total ARR of $222.1 million to $223.1 million

Total Revenue of $64.7 million to $66.7 million

Unlevered Free Cash Flow of $(11.9) million to $(10.8) million

•	Year Ending December 31, 2019:

Total ARR of $222.1 million to $223.1 million

Total Revenue of $239.3 million to $241.3 million

Unlevered Free Cash Flow of $(3.8) million to $(2.7)  million, inclusive of contingent deal consideration in the amount of $4.9 million

Conference Call Details

In conjunction with this announcement, Ping Identity will host a conference call today, November 13, 2019, at 5:00 p.m. Eastern Time to discuss its financial results. To access this call, dial 844.583.4551 (domestic) or 825.312.2270 (international) and reference conference ID 3167765 to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of the Company’s website at investor.pingidentity.com. A replay of this conference call can also be accessed by dialing 800.585.8367 (domestic) or 416.621.4642 (international) until November 20, 2019. The replay passcode is 3167765.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per share, unlevered free cash flow, and adjusted EBITDA. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense, loss on extinguishment of debt and acquisition-related expenses. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as ‘‘anticipate’’, ‘‘estimate’’, ‘‘expect’’, ‘‘project’’, ‘‘plan’’, ‘‘intend’’, ‘‘believe’’, ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘can have’’, ‘‘likely’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: the Company’s ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; Ping Identity’s ability to enhance and deploy its cloud-based offerings while continuing to effectively offer its on-premise offerings; the Company’s ability to maintain or improve its competitive position; the impact on Ping Identity’s business of a network or data security incident or unauthorized access to its network or data or its customers' data; the effects on the Company’s business if it is unable to acquire new customers, if its customers do not renew their arrangements, or if it is unable to expand sales to its existing customers or develop new solutions that achieve market acceptance; Ping Identity’s ability to manage its growth effectively, execute its business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; the Company’s dependence on its senior management team and other key employees; the Company’s ability to enhance and expand its sales and marketing capabilities; the Company’s ability to attract and retain highly qualified personnel to execute its growth plan; the risks associated with interruptions or performance problems of Ping Identity’s technology, infrastructure and service providers; the Company’s dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with the Company’s revenue recognition policy and other factors that may distort its financial results in any given period; the effects on Ping Identity’s customer base and business if it is unable to enhance its brand cost-effectively; the Company’s ability to comply with anti-corruption, anti-bribery and similar laws; the potential adverse impact of legal proceedings; the impact of Ping Identity’s frequently long and unpredictable sales cycle; the Company’s ability to identify suitable acquisition targets or otherwise successfully implement its growth strategy; the impact on Ping Identity’s business and reputation if it is unable to provide high-quality customer support; the Company’s dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of Ping Identity’s platform and solutions to interoperate with its customers' existing or future IT infrastructures; the Company’s dependence on adequate research and development resources and its ability to successfully complete acquisitions; Ping Identity’s dependence on the integrity and scalability of its systems and infrastructures; the Company’s reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in Ping Identity’s solutions; the Company’s ability to protect its proprietary rights; the risks associated with Ping Identity’s use of open source software in its solutions and subscriptions; the Company’s reliance on SaaS vendors to operate certain functions of its business; the risks associated with indemnity provisions in the Company’s agreements; and the risks associated with liability claims if the Company breaches its contracts. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity is pioneering Intelligent Identity. The Company helps enterprises achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The Ping Intelligent Identity™ platform provides customers, employees, partners and, increasingly, IoT, with access to cloud, mobile, SaaS and on-premises applications and APIs, while also managing identity and profile data at scale. Over half of the Fortune 100 choose Ping Identity for its identity expertise, open standards leadership, and partnership with companies, including Microsoft and Amazon. The Company provides flexible options to extend hybrid IT environments and accelerate digital business initiatives with multi-factor authentication, single sign-on, access management, intelligent API security, directory and data governance capabilities. Visit www.pingidentity.com for more detail.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Subscription	$57,495	$38,481	$161,387	$129,057
Professional services and other	4,270	4,138	13,276	13,012
Total revenue	61,765	42,619	174,663	142,069
Cost of revenue:
Subscription (exclusive of amortization shown below)	5,995	4,526	16,828	12,785
Professional services and other (exclusive of amortization shown below)	4,086	3,347	11,002	9,184
Amortization expense	4,159	3,549	11,981	10,613
Total cost of revenue	14,240	11,422	39,811	32,582
Gross profit	47,525	31,197	134,852	109,487
Operating expenses:
Sales and marketing(1)	17,819	13,690	55,153	41,811
Research and development(1)	11,283	9,634	33,594	26,027
General and administrative(1)	10,984	6,411	26,732	19,490
Depreciation and amortization	4,060	3,976	12,334	12,332
Total operating expenses	44,146	33,711	127,813	99,660
Income (loss) from operations	3,379	(2,514)	7,039	9,827
Other income (expense):
Interest expense	(3,818)	(3,959)	(12,067)	(11,750)
Loss on extinguishment of debt	(3,150)	—	(3,150)	(9,785)
Other income (expense), net	(992)	(131)	(767)	(1,043)
Total other income (expense)	(7,960)	(4,090)	(15,984)	(22,578)
Loss before income taxes	(4,581)	(6,604)	(8,945)	(12,751)
Benefit for income taxes	3,986	983	5,227	1,374
Net loss	$(595)	$(5,621)	$(3,718)	$(11,377)
Net loss per share:
Basic and diluted	(0.01)	(0.09)	(0.06)	(0.18)
Weighted-average shares used in computing net loss per share:
Basic and diluted	66,269	65,004	65,436	65,002

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales and marketing	$283	$184	$693	$535
Research and development	225	76	658	184
General and administrative	1,190	444	2,446	1,265
Total	$1,698	$704	$3,797	$1,984

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$81,934	$83,499
Accounts receivable, net of allowances of $735 and $455	33,760	50,108
Contract assets, current	66,608	53,435
Deferred commissions, current	4,846	3,746
Prepaid expenses and other current assets	14,094	10,644
Total current assets	201,242	201,432
Noncurrent assets:
Property and equipment, net	8,226	5,630
Goodwill	417,696	417,696
Intangible assets, net	192,283	207,043
Contract assets, noncurrent	16,791	14,033
Deferred commissions, noncurrent	7,372	7,287
Deferred income taxes, net	2,622	1,829
Other noncurrent assets	1,866	2,073
Total noncurrent assets	646,856	655,591
Total assets	$848,098	$857,023
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,839	$1,766
Accrued expenses and other current liabilities	10,165	7,906
Accrued compensation	10,808	18,394
Deferred revenue, current	30,613	31,493
Current portion of long-term debt	774	2,500
Total current liabilities	55,199	62,059
Noncurrent liabilities:
Deferred revenue, noncurrent	1,594	3,874
Long-term debt, net of current portion	74,810	241,051
Deferred income taxes, net	33,839	39,112
Other liabilities, noncurrent	2,860	1,822
Total noncurrent liabilities	113,103	285,859
Total liabilities	168,302	347,918
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	78	65
Additional paid-in capital	690,170	515,979
Accumulated other comprehensive loss	(582)	(787)
Accumulated deficit	(9,870)	(6,152)
Total stockholders' equity	679,796	509,105
Total liabilities and stockholders' equity	$848,098	$857,023

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(3,718)	$(11,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	3,150	9,785
Depreciation and amortization	24,315	22,945
Stock-based compensation expense	3,797	1,984
Amortization of deferred commissions	4,110	2,716
Amortization of deferred debt issuance costs	626	673
Deferred taxes	(6,910)	(1,755)
Other	292	(50)
Changes in operating assets and liabilities:
Accounts receivable	15,980	10,903
Contract assets	(15,931)	(2,710)
Deferred commissions	(5,295)	(4,543)
Prepaid expenses and other current assets	(4,486)	(472)
Other assets	305	126
Accounts payable	736	111
Accrued compensation	(7,639)	(1,828)
Accrued expenses and other	2,302	(297)
Deferred revenue	(3,160)	(2,526)
Net cash provided by operating activities	8,474	23,685
Cash flows from investing activities
Purchases of property and equipment and other	(4,517)	(2,081)
Capitalized software development costs	(7,260)	(4,314)
Acquisition of Elastic Beam, net of cash acquired of $0	—	(17,414)
Other investing activities	(300)	—
Net cash used in investing activities	(12,077)	(23,809)
Cash flows from financing activities
Payment of Elastic Beam contingent consideration	(1,136)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	174,375	—
Payment of deferred offering costs	(1,093)	(52)
Proceeds from stock option exercises	1,571	—
Repurchase of common stock	—	(76)
Proceeds from long-term debt	—	250,000
Issuance costs of long-term debt	—	(5,994)
Payment of long-term debt	(171,743)	(170,625)
Payment of debt extinguishment costs	—	(5,085)
Net cash provided by financing activities	1,974	68,168
Effect of exchange rates on cash and cash equivalents and restricted cash	168	(310)
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,461)	67,734
Cash and cash equivalents and restricted cash
Beginning of period	84,143	21,469
End of period	$82,682	$89,203

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Gross profit	$47,525	$31,197	$134,852	$109,487
Amortization expense	4,159	3,549	11,981	10,613
Non-GAAP Gross Profit	$51,684	$34,746	$146,833	$120,100
Non-GAAP Gross Profit Margin	84%	82%	84%	85%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total operating expenses	$44,146	$33,711	$127,813	$99,660
Stock-based compensation	(1,698)	(704)	(3,797)	(1,984)
Acquisition related expenses	(522)	(1,753)	(2,799)	(4,928)
Amortization expense	(3,361)	(3,462)	(10,316)	(10,842)
Non-GAAP Operating Expenses	$38,565	$27,792	$110,901	$81,906

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(595)	$(5,621)	$(3,718)	$(11,377)
Stock-based compensation	1,698	704	3,797	1,984
Acquisition related expenses	522	1,753	2,799	4,928
Amortization expense	7,520	7,011	22,297	21,455
Loss on extinguishment of debt	3,150	—	3,150	9,785
Provision for income taxes(1)	(3,351)	(2,462)	(8,331)	(9,920)
Non-GAAP Net Income	$8,944	$1,385	$19,994	$16,855
Net loss per share:
Basic and diluted	$(0.01)	$(0.09)	$(0.06)	$(0.18)
Weighted-average shares used in computing net loss per share:
Basic and diluted	66,269	65,004	65,436	65,002
Non-GAAP Net Income per Share
Basic	$0.13	$0.02	$0.31	$0.26
Diluted	$0.13	$0.02	$0.30	$0.26
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	66,269	65,004	65,436	65,002
Diluted	67,978	65,345	66,801	65,019

_____________________________________

(1) The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(595)	$(5,621)	$(3,718)	$(11,377)
Interest expense(1)	3,818	3,959	12,067	11,750
Loss on extinguishment of debt	3,150	—	3,150	9,785
Benefit for income taxes	(3,986)	(983)	(5,227)	(1,374)
Depreciation and amortization	8,219	7,525	24,315	22,945
Stock-based compensation expense	1,698	704	3,797	1,984
Acquisition related expense	522	1,753	2,799	4,928
Other (income) expense, net(2)	992	131	767	1,043
Adjusted EBITDA	$13,818	$7,468	$37,950	$39,684

______________________________________

(1) Includes amortization of debt issuance costs.

(2) Includes gains and losses from transactions denominated in a currency other than the functional currency, interest income and other income (expense).

	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$8,474	$23,685
Add:
Cash paid for interest	11,441	9,646
Less:
Purchases of property and equipment	(4,517)	(2,081)
Capitalized software development costs	(7,260)	(4,314)
Unlevered Free Cash Flow	$8,138	$26,936
Net cash used in investing activities	$(12,077)	$(23,809)
Net cash provided by financing activities	$1,974	$68,168
Cash paid for Elastic Beam compensation and bonus retention payments	$4,868	$—

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months and Year Ended December 31, 2019:

	Three Months Ended December 31, 2019		Year Ended December 31, 2019
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(6,183)	$(5,083)	$2,291	$3,391
Add:
Cash paid for interest	1,154	1,154	12,595	12,595
Less:
Purchases of property and equipment	(4,500)	(4,500)	(9,017)	(9,017)
Capitalized software development costs	(2,405)	(2,405)	(9,665)	(9,665)
Unlevered Free Cash Flow	$(11,934)	$(10,834)	$(3,796)	$(2,696)
Cash paid for Elastic Beam compensation and bonus retention payments	$—	$—	$4,868	$4,868

Contacts

Media Contact:

Kevin Sellers

press@pingidentity.com

Investor Relations Contact:

Hugo Doetsch

Tel: 303.396.6213

investor@pingidentity.com

Source: Ping Identity